Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Hanif Jamal

Chief Financial Officer

Tel: 303-845-3377

Email: investors@dothill.com

Peter Seltzberg

Hayden IR

Tel: 646-415-8972

Email: peter@haydenir.com

Dot Hill Systems Elects Former IBM Executive Barry Rudolph to Board of Directors

Longmont, CO. – February 23, 2012 – Dot Hill Systems Corp. (NASDAQ:HILL), a leading provider of SAN storage solutions, today announced that Barry Rudolph, a storage and networking veteran of 32 years at International Business Machines Corporation, or IBM has been appointed to the Dot Hill board of directors effective February 20, 2012.

Until his retirement from IBM in November 2010, Mr. Rudolph held numerous senior level positions in a variety of functional areas, including operations, engineering, product development, test and assurance, program management, field support and, direct manufacturing. Most recently he was Vice President, System Networking, with responsibility for delivering overall networking product strategy, portfolio management, and P&L over each of the products in the group.

Prior to this assignment, Mr. Rudolph was Vice President, Strategy and Stack Integration for IBM Storage, responsible for establishing the overall strategy, driving all decisions on portfolio investments for the storage business, and integrating with other areas within IBM including IBM's Global Services and Software organizations.

Prior positions Mr. Rudolph held include Vice President for IBM’s Disk, SAN & NAS Storage Systems, where he was responsible for all aspects of the Disk, SAN and NAS storage business within IBM, including profit and loss, product portfolio investments, go to market strategy and execution and customer support. He has also held an identical role with responsibility for IBM’s tape business.

Mr. Rudolph’s accomplished academic background includes a Bachelor of Science degree in Engineering, a Master’s of Science in Electrical Engineering from San Diego State University, and an MBA from Santa Clara University.

"We are delighted that Barry has joined the Dot Hill board of directors," said Charles Christ, Dot Hill chairman. "His impressive operational experience, knowledge of the storage industry and insight into the decision making process of a large OEM, should prove to be a real asset for Dot Hill. I am confident that he will help to drive the future success of the company.”

Mr. Rudolph’s appointment brings the total number of directors on the Dot Hill board to seven, and the number of independent directors to six.

About Dot Hill

Delivering innovative technology and global support, Dot Hill empowers the OEM and channels community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies and small and medium enterprise customers. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore, and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding the contributions of Mr. Rudolph to Dot Hill's strategic initiatives and the future success of Dot Hill. The risks that contribute to the uncertain nature of the forward-looking statements include: the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the risk that sales through channel partners may not materialize; unforeseen product quality, technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the Company’s most recent Forms 10-Q and 10-K filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.